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                                                                    EXHIBIT 23.2

                    INDEPENDENT AUDITORS' CONSENT

The Board of Directors
PHH Corporation

We consent to the incorporation by reference in Registration Statement No. 333-11035, 333-17323, 333-17411, 333-20391, 333-26927, 333-35709, 333-35707,
333-23063, 333-45155, 333-45227 and 333-49405 on Forms S-3 and in Registration
Statement Nos. 33-26875, 33-75682, 33-93322, 33-41823, 33-48175, 33-58896,
33-91656, 333-03241, 33-74068, 33-74066, 33-91658, 333-00475, 333-03237,
33-75684, 33-80834, 33-93372, 333-09633, 333-09637, 333-09655, 333-22003,
333-34517-2, 333-42503, 333-30649, 333-42549, 333-45183, 33-47537 and 333-69505
on Forms S-8 for Cendant Corporation of our report dated April 30, 1997, with respect to the consolidated statements of income, shareholder's equity and cash flows of PHH Corporation and subsidiaries (the "Company") for the year ended December 31, 1996, before the restatement related to the merger of Cendant Corporation's relocation businss with the Company and reclassifications to conform to the presentation used by Cendant Corporation which report is included in the Annual Report on Form 10-K of Cendant Corporation for the year ended December 31, 1998.

                                            KPMG LLP

Baltimore, Maryland
March 25, 1999